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                                                                   Exhibit 10_35

                           FIRST AMENDMENT TO LEASE

      This Amendment ("Agreement") is made as of the 29 day of October, 1999, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (hereinafter called "Landlord"), and ANCOR COMMUNICATIONS, INCORPORATED, a Minnesota corporation (hereinafter called "Tenant").

BACKGROUND:

      A. Landlord and Tenant are parties to that certain Lease Agreement dated as of May 12, 1999 (the "Lease") for certain premises ("Premises") containing approximately 31,821 square feet located in the building commonly known as 6321-6325 Bury Drive, Eden Prairie, Minnesota (the "Building").

      B. Landlord and Tenant desire to amend the Lease for Tenant to lease additional space and modify certain other provisions of the Lease as provided below.

AMENDMENT:

      Now therefore, for good and valuable consideration, the receipt and legal sufficiency of which the parties acknowledge, the parties agree as follows:

1. Effective December 13, 1999, Tenant shall lease the additional space crosshatched on the attached Exhibit A consisting of approximately 9,260 square feet and known as Suites 5, 6 and 7 (the "Additional Space"), and Section I (a) of the Lease is hereby deleted and the following is inserted in lieu thereof:

      (a)  "PREMISES":  Approximate rentable square feet: 41,081":
           (Section 2)  Suites: 13-21 (31,821 square feet) and
                        5-7 (9,260 square feet)

2. Effective December 13, 1999, Section I (d) of the Lease is hereby deleted and the following is inserted in lieu thereof:

      (d) Minimum Rent (ss.6) & Operating Expenses (ss.7)

            (i) "Minimum Annual Rent for Suites 13-21": $278,433.72 (Two Hundred Seventy-eight Thousand Four Hundred Thirty-three and 72/100 Dollars), payable in monthly installments of $23,202.8 1 (Twenty-three Thousand Two Hundred Two and 81/100 Dollars).

            (ii) "Minimum Annual Rent for Suites 5-7": $81,024.96 (Eighty-one Thousand Twenty-four and 96/100 Dollars), payable in monthly installments of $6,752.08 (Six Thousand Seven Hundred Fifty-two and 08/100 Dollars).

            (iii) Estimated "ANNUAL OPERATING EXPENSES": $163,091.52 (One Hundred Sixty-three Thousand Ninety-one and 52/1 00 Dollars), payable in monthly installments of $13,590.96 (Thirteen Thousand Five Hundred Ninety and 96/100 Dollars), based on estimated 1999 operating expenses of $3.97 per square foot, subject to adjustment (ss.7(a))

      3. Effective December 13, 1999, Section I (e) of the Lease is hereby deleted and the following inserted in lieu thereof:
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      (e) "PROPORTIONATE SHARE" (ss.7(a)): 56.30% (Ratio of approximate rentable square feet in the Premises to approximate rentable square feet in the Building)

      4.The following is hereby added to the Lease:

Tenant Improvements for Additional Space.
-----------------------------------------

(a) Completion by Landlord. Landlord shall complete the Additional Space in accordance with the plans and specifications mutually agreed upon by Landlord and Tenant. Landlord shall use all reasonable efforts to cause the Additional Space to be substantially completed and ready for use and occupancy by Tenant on or before December 13, 1999, subject to extension for delays due to any cause beyond the reasonable control of Landlord or Landlord's contractors or suppliers, or failure of Tenant to provide Landlord with acceptable plans in a timely manner. All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all applicable laws and requirements of the governmental authorities having jurisdiction. Landlord agrees to complete such construction at Tenant's sole expense equal to the aggregate of all costs, expenses and fees incurred by or on behalf of Landlord in connection therewith (the "Tenant's Cost"), including without limitation (i) architectural, engineering and design costs, (ii) the cost charged to Landlord by Landlord's general contractor and all subcontractors for performing such construction, and (iii) the cost to Landlord of performing directly any portion of such construction. Landlord agrees to credit Tenant with an allowance equal to the lesser of the Tenant's Cost or Twenty-eight Thousand Dollars ($28,000.00) (the "Tenant Allowance"). Tenant agrees to pay to Landlord, within ten (10) days of being billed therefor, the excess (if any) of the Tenant's Cost above the Tenant Allowance.

(b) Acceptance of Additional Space. Tenant has examined and knows the condition of the Additional Space, the zoning, streets, sidewalks, parking areas, curbs and access ways adjoining it, visible easements, any surface conditions and the present uses, and Tenant accepts them in the condition in which they now are, without relying on any representation, covenant or warranty by Landlord, except as to the work to be performed by Landlord pursuant to subsection (a) above and except as otherwise provided herein. Landlord represents and warrants that the Property as of the date hereof is zoned Industrial. Tenant's occupancy of the Premises shall constitute Tenant's acceptance of such work by Landlord. Tenant and its agents shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to December 13, 1999, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment, provided that Tenant (i) does not interfere with or delay the work to be performed by Landlord, (ii) uses contractors and workers compatible with the contractors and workers engaged by Landlord, (iii) obtains Landlord's prior written consent, and (iv) abides by the terms and conditions of the Lease including carrying the insurance specified by the Lease, as if the term of the Lease, as modified by this Agreement, had already commenced, except that Tenant shall have no obligation to pay Minimum Annual Rent for the Additional Space or the increase in the Annual Operating Expenses until December 13, 1999. In the event Tenant opens for business prior to December 13, 1999, Tenant shall begin payment of Minimum Annual Rent and the increased amount of Annual Operating Expenses.

      5. Except as expressly amended by this Agreement, all of the terms and conditions of the Lease remain unmodified and continue in fall force and effect. All capitalized terms used herein and not separately defined herein shall bear the meaning assigned to them in the Lease. This Agreement may be executed in counterparts and/or by facsimile signatures.

      The parties have executed this Agreement as of the date stated above.
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                                      TENANT:
                                      ANCOR COMMUNICATIONS,
                                      INCORPORATED




                                      By /s/ Steven E. Snyder
                                      Its  CFO
                                          -------------------------


                                      LANDLORD:
                                      LIBERTY PROPERTY LIMITED
                                      PARTNERSHIP

                                      BY: LIBERTY PROPERTY TRUST, its
                                      General Partner

                                      By  ________________________
                                      Its  ________________________